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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Horizon Group, Inc. (the "Company") of our report dated March 13, 1998, included in the 1997 Annual Report to Shareholders of the Company.

Our audits also included the financial statement schedule of the Company listed in Item 14(a). This schedule ("Schedule III") is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-95174, No. 333-09315 and No. 33-95730; and Form S-4
No. 33-91236) of Horizon Group, Inc. of our report dated March 13, 1998, with respect to the consolidated financial statements and Schedule III incorporated by reference or included in this Annual Report (Form 10-K) of Horizon Group, Inc. for the year ended December 31, 1997.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-79784) pertaining to the Amended and Restated 1993 Stock Option Plan, the 1993 Director Stock Option Plan and the Employee Stock Bonus Arrangement; the Registration Statement (Form S-8 No. 33-89152) pertaining to the Profit Sharing/401(K) Plan; and the Registration Statement (Form S-8 No. 33-95308) pertaining to the McArthur/Glen Realty Corp. 1993 Long-Term Incentive Plan of Horizon Group, Inc. of our report dated March 13, 1998, with respect to the consolidated financial statements and Schedule III incorporated by reference or included in this Annual Report (Form 10-K) of Horizon Group, Inc. for the year ended December 31, 1997.

Chicago, Illinois
March 27, 1998



                                                /s/ Ernst & Young LLP
                                                ------------------------
                                                    ERNST & YOUNG LLP